UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2015

REVANCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36297	75-0551645
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Revance Therapeutics, Inc.

7555 Gateway Boulevard

Newark, California 94560

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 742-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Revance Therapeutics,” “Revance,” “the Company,” “we,” “us” and “our” refer to Revance Therapeutics, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 2, 2015, we filed with the U.S. Securities and Exchange Commission, or SEC, a preliminary prospectus supplement, or Preliminary Prospectus Supplement, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, relating to our Registration Statement on Form S-3 (File No. 333-202494) in connection with a proposed public offering. The Preliminary Prospectus Supplement contains the following updated information regarding our recently completed quarter:

•	As of September 30, 2015, Revance Therapeutics, Inc., or the Company, had cash, cash equivalents, and investments of $144.2 million.

•	As of September 30, 2015, the Company sold 352,544 shares of our common stock under its March 2015 At-The-Market sales agreement, or the ATM agreement, with Cowen and Company, LLC, at a weighted average price of $30.76 per share, resulting in net proceeds of approximately $10.1 million, after underwriting discounts, commissions and other offering expenses. As of September 30, 2015, common stock for aggregate gross proceeds of $39.2 million remained available to be sold under this facility, subject to certain conditions as specified in the ATM agreement.

The information in this Item 2.02 to this current report shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and incorporated by reference into any filing with the SEC made by the Company.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 31, 2015, we entered into a separation agreement with Arthur P. Bertolino, M.D., Ph.D., our Chief Medical Officer and Executive Vice President, pursuant to which he resigned his employment with the Company, effective as of December 31, 2015, to pursue opportunities outside of the Company. Dr. Bertolino was previously granted options to purchase an aggregate of 152,570 shares of the Company’s common stock and restricted stock awards for an aggregate of 45,453 shares. In connection with the separation and transition, the Company agreed to accelerate the vesting of a portion of his outstanding equity awards. If he remains employed with the Company through November 15, 2015, then his option grants and restricted stock awards will have vested with respect to an aggregate of 76,286 shares and 23,740 shares, respectively. If he remains employed with the Company through December 31, 2015, then his option grants and restricted stock awards will have vested with respect to an aggregate of 114,428 shares and 35,610 shares, respectively. Dr. Bertolino will not be entitled to cash severance payments in connection with his departure. The terms of the separation agreement further provide for a general release and other customary provisions.

ITEM 8.01	OTHER EVENTS.

Updated Company Disclosure

The Preliminary Prospectus Supplement filed on November 2, 2015 also contains updated Company risk factor disclosure and an updated description of certain aspects of our business. Accordingly, we are filing information for the purpose of supplementing and updating the risk factor disclosure and certain aspects of our business overview disclosure contained in our prior public filings, including those discussed under the headings “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed with the SEC on August 7, 2015. The updated disclosures are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Number	Description

99.1	Updated Company Disclosure

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2015	Revance Therapeutics, Inc.

	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Executive Vice President, Corporate Development and Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Updated Company Disclosure